RYAN SPECIALTY REPORTS SECOND QUARTER 2025 RESULTS
- Total Revenue grew 23.0% year-over-year to $855.2 million -
- Organic Revenue Growth Rate* of 7.1% year-over-year -
- Net Income of $124.7 million, or $0.38 per diluted share -
- Adjusted EBITDAC* grew 24.5% year-over-year to $308.4 million -
- Adjusted Net Income increased 15.0% year-over-year to $184.7 million -
- Adjusted Diluted Earnings Per Share grew 13.8% or $0.66 per diluted share -
July 31, 2025 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a
leading international specialty insurance firm, today announced results for the second quarter ended June 30, 2025.
Second Quarter 2025 Highlights
•Revenue grew 23.0% year-over-year to $855.2 million, compared to $695.4 million in the prior-year period
•Organic Revenue Growth Rate* was 7.1% for the quarter, compared to 14.2% in the prior-year period
•Net Income increased 5.6% year-over-year to $124.7 million, compared to $118.0 million in the prior-year period. Diluted Earnings Per Share was $0.38
•Adjusted EBITDAC* increased 24.5% to $308.4 million, compared to $247.7 million in the prior-year period
•Adjusted EBITDAC Margin* of 36.1%, compared to 35.6% in the prior-year period
•Adjusted Net Income* increased 15.0% to $184.7 million, compared to $160.6 million in the prior-year period
•Adjusted Diluted Earnings Per Share* increased 13.8% to $0.66, compared to $0.58 in the prior-year period
•Capital return to stockholders and LLC unit holders was $21.9 million of regular dividends and distributions
“We delivered a solid second quarter, particularly in the context of the rapidly declining property rate environment and challenging year-over-year comparison, further highlighting the resiliency of our differentiated platform,” said
Patrick G. Ryan, Founder and Executive Chairman of Ryan Specialty. “We grew total revenue 23%, supported by another quarter of excellent contributions from our recent M&A cohort and organic growth in a very tough climate.
We grew Adjusted EBITDAC 24.5%, further expanded our margins, and grew Adjusted Diluted EPS by 13.8%. In addition, we are expanding our strategic carrier alliances, which should significantly boost our already robust capabilities to generate significant amounts of new business moving forward. We remain relentless in our goal to yet again deliver double-digit organic growth for the full year and remain well positioned for the long-term.”
“We are very proud of our team’s execution, particularly when considering the challenging property pricing environment, as they have been tireless in their successful pursuit of new business and market share expansion,”
added Tim Turner, Chief Executive Officer of Ryan Specialty. “Along with our solid results, we successfully completed three acquisitions over the past few months, which will further solidify our leading position in delegated authority.
Our specialized expertise, strong relationships, and ability to constantly invest and innovate on behalf of our clients and trading partners continues to position us well to deliver sustained long-term growth and create meaningful value for our shareholders.”

Summary of Second Quarter 2025 Results

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(in thousands, except percentages and per share data)	2025	2024	$	%	2025	2024	$	%
GAAP financial measures
Total revenue	$855,170	$695,441	$159,729	23.0%	$1,545,336	$1,247,487	$297,849	23.9%
Net commissions and fees	840,857	680,248	160,609	23.6	1,516,985	1,218,135	298,850	24.5
Compensation and benefits	485,272	414,049	71,223	17.2	915,561	787,576	127,985	16.3
General and administrative	107,049	82,967	24,082	29.0	213,109	158,834	54,275	34.2
Total operating expenses	664,118	531,073	133,045	25.1	1,254,049	1,010,470	243,579	24.1
Operating income	191,052	164,368	26,684	16.2	291,287	237,017	54,270	22.9
Net income	124,705	118,038	6,667	5.6	120,316	158,715	(38,399)	(24.2)
Net income attributable to Ryan Specialty Holdings, Inc.	51,976	46,787	5,189	11.1	24,334	63,322	(38,988)	(61.6)
Compensation and benefits expense ratio (1)	56.7%	59.5%			59.2%	63.1%
General and administrative expense ratio (2)	12.5%	11.9%			13.8%	12.7%
Net income margin (3)	14.6%	17.0%			7.8%	12.7%
Earnings per share (4)	$0.41	$0.38			$0.19	$0.52
Diluted earnings per share (4)	$0.38	$0.37			$0.18	$0.49
Non-GAAP financial measures*
Organic revenue growth rate	7.1%	14.2%			9.6%	14.0%
Adjusted compensation and benefits expense	$453,414	$383,960	$69,454	18.1%	$850,842	$713,982	$136,860	19.2%
Adjusted compensation and benefits expense ratio	53.0%	55.2%			55.1%	57.2%
Adjusted general and administrative expense	$93,350	$63,790	$29,560	46.3%	$185,587	$128,592	$56,995	44.3%
Adjusted general and administrative expense ratio	10.9%	9.2%			12.0%	10.3%
Adjusted EBITDAC	$308,406	$247,691	$60,715	24.5%	$508,907	$404,913	$103,994	25.7%
Adjusted EBITDAC margin	36.1%	35.6%			32.9%	32.5%
Adjusted net income	$184,682	$160,554	$24,128	15.0%	$292,521	$255,971	$36,550	14.3%
Adjusted net income margin	21.6%	23.1%			18.9%	20.5%
Adjusted diluted earnings per share	$0.66	$0.58	$0.08	13.8%	$1.05	$0.93	$0.12	12.9%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio,
Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 9, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Second Quarter 2025 Review*
Total revenue for the second quarter of 2025 was $855.2 million, an increase of 23.0% compared to $695.4 million in the prior-year period. This increase was primarily due to continued Organic revenue growth of 7.1%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended June 30, 2025, changes in contingent commissions, and the impact of foreign exchange rates. We experienced growth across the majority of our casualty lines and a modest decline in property.
Total operating expenses for the second quarter of 2025 were $664.1 million, a 25.1% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior-year period resulting from higher compensation due to growth in headcount and revenue growth, and an increase in Acquisition-related expenses and Acquisition related long-term incentive compensation, partially offset by lower Restructuring and related expenses due to the completion of the ACCELERATE 2025 program. General and administrative expense also increased compared to the prior-year period due to an increase in IT and professional services, higher expenses to accommodate revenue growth, higher travel and entertainment expense, and higher foreign exchange expense, partially offset by lower Restructuring and related expenses due to the completion of the
ACCELERATE 2025 program.
Net income for the second quarter of 2025 increased 5.6% to $124.7 million, compared to $118.0 million in the prior-year period. The increase was due to strong revenue growth and lower Income tax expense compared to the prior-year period, partially offset by higher Total operating expenses and higher Interest expense, net.
Adjusted EBITDAC grew 24.5% to $308.4 million from $247.7 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 36.1%, compared to 35.6% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, partially offset by higher Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the second quarter of 2025 increased 15.0% to $184.7 million, compared to $160.6 million in the prior-year period. Adjusted net income margin was 21.6%, compared to 23.1% in the prior-year period.
Adjusted diluted earnings per share for the second quarter of 2025 increased 13.8% to $0.66, compared to $0.58 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance
Indicators” below.

Second Quarter 2025 Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended June 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$477,165	56.7%	$444,129	65.3%	$33,036	7.4%
Binding Authorities	94,524	11.2	80,630	11.8	13,894	17.2
Underwriting Management	269,168	32.1	155,489	22.9	113,679	73.1
Total Net commissions and fees	$840,857		$680,248		$160,609	23.6%

	Six Months Ended June 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$837,953	55.2%	$767,574	63.0%	$70,379	9.2%
Binding Authorities	196,474	13.0	169,265	13.9	27,209	16.1
Underwriting Management	482,558	31.8	281,296	23.1	201,262	71.5
Total Net commissions and fees	$1,516,985		$1,218,135		$298,850	24.5%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended June 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$787,074	93.6%	$656,938	96.6%	$130,136	19.8%
Supplemental and contingent commissions	35,630	4.2	8,927	1.3	26,703	299.1
Loss mitigation and other fees	18,153	2.2	14,383	2.1	3,770	26.2
Total Net commissions and fees	$840,857		$680,248		$160,609	23.6%

	Six Months Ended June 30,
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$1,411,040	93.0%	$1,151,442	94.5%	$259,598	22.5%
Supplemental and contingent commissions	73,403	4.8	38,200	3.1	35,203	92.2
Loss mitigation and other fees	32,542	2.2	28,492	2.4	4,050	14.2
Total Net commissions and fees	$1,516,985		$1,218,135		$298,850	24.5%
Liquidity and Financial Condition
As of June 30, 2025, the Company had Cash and cash equivalents of $172.6 million and outstanding debt principal of
$3.5 billion.

Quarterly Dividend
On July 31, 2025, the Company’s board of directors declared a regular quarterly dividend of $0.12 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on August 26, 2025, to stockholders of record as of the close of business on August 12, 2025. A portion of the dividend, $0.05 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the LLC Common Units (as defined below).
Full Year 2025 Outlook*
The Company is updating its full year 2025 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC Margin
as follows:
•Organic Revenue Growth Rate guidance for full year 2025 is between 9.0% – 11.0%, compared to the Company’s prior guidance of 11% – 13.0%
•Adjusted EBITDAC Margin guidance for full year 2025 is between 32.5% – 33.0%, compared to the Company’s prior guidance of 32.5% – 33.5%
The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 4:45pm Eastern Time on July 31, 2025.
Interested parties may access the conference call through the live webcast, which can be accessed at https://ryan-
specialty-q2-2025-earnings-call.open-exchange.net/registration or by visiting the Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.
Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2025 Outlook” are forward-looking statements. Words such as
“anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely”
and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange
Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled “Risk Factors” in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.
Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The
Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable
GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense,
Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-
based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs.
Acquisition-related expense included a $2.0 million charge for the three months ended June 30, 2024, and a $4.5 million charge for the six months ended June 30, 2024, related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. These plans require service requirements, and in some cases performance targets, to be met in order to be earned. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the
ACCELERATE 2025 program, which concluded at the end of 2024. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended June 30, 2025, Other non-operating loss (income) consisted of $0.4 million of TRA contractual interest and related charges offset by $0.2 million of sublease income. For the three months ended June 30, 2024, Other non-operating loss (income) consisted of $0.4 million of TRA contractual interest and related charges offset by $0.2 million of sublease income. For the six months ended June 30, 2025, Other non-
operating loss (income) consisted of $0.3 million of seller reimbursement of acquisition-related retention incentives and $0.3 million of sublease income offset by $0.4 million of TRA contractual interest and related charges. For the six months ended June 30, 2024, Other non-operating loss (income) consisted of $1.9 million of expense related to fees associated with our term loan repricing and $0.4 million of TRA contractual interest and related charges offset by
$0.3 million of sublease income. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent
New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company’s adjusted pre-tax income as if the
Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of
Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC
Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The Company presents Credit
Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The summary unaudited consolidated financial data for the twelve months ended June 30, 2025, presented was derived by adding the consolidated financial data of the Company for the year ended December 31, 2024, to the consolidated financial data of the Company for the six months ended June 30, 2025, and subtracting the consolidated financial data of the Company for the six months ended June 30, 2024. The summary unaudited consolidated financial data for the twelve months ended June 30, 2025, has been prepared for illustrative purposes only and is not necessarily representative of our results of operations for any future period or our financial condition at any future date.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year
2025 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.
Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Revenue
Net commissions and fees	$840,857	$680,248	$1,516,985	$1,218,135
Fiduciary investment income	14,313	15,193	28,351	29,352
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
Expenses
Compensation and benefits	485,272	414,049	915,561	787,576
General and administrative	107,049	82,967	213,109	158,834
Amortization	69,668	30,541	134,653	58,529
Depreciation	2,888	2,273	5,527	4,353
Change in contingent consideration	(759)	1,243	(14,801)	1,178
Total operating expenses	$664,118	$531,073	$1,254,049	$1,010,470
Operating income	$191,052	$164,368	$291,287	$237,017
Interest expense, net	58,334	31,128	112,842	60,528
(Income) from equity method investments	(5,156)	(3,722)	(10,093)	(9,328)
Other non-operating loss (income)	143	233	(234)	1,985
Income before income taxes	$137,731	$136,729	$188,772	$183,832
Income tax expense	13,026	18,691	68,456	25,117
Net income	$124,705	$118,038	$120,316	$158,715
GAAP financial measures
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
Net commissions and fees	840,857	680,248	1,516,985	1,218,135
Compensation and benefits	485,272	414,049	915,561	787,576
General and administrative	107,049	82,967	213,109	158,834
Net income	124,705	118,038	120,316	158,715
Compensation and benefits expense ratio (1)	56.7%	59.5%	59.2%	63.1%
General and administrative expense ratio (2)	12.5%	11.9%	13.8%	12.7%
Net income margin (3)	14.6%	17.0%	7.8%	12.7%
Earnings per share (4)	$0.41	$0.38	$0.19	$0.52
Diluted earnings per share (4)	$0.38	$0.37	$0.18	$0.49
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Non-GAAP financial measures*
Organic revenue growth rate	7.1%	14.2%	9.6%	14.0%
Adjusted compensation and benefits expense	$453,414	$383,960	$850,842	$713,982
Adjusted compensation and benefits expense ratio	53.0%	55.2%	55.1%	57.2%
Adjusted general and administrative expense	$93,350	$63,790	$185,587	$128,592
Adjusted general and administrative expense ratio	10.9%	9.2%	12.0%	10.3%
Adjusted EBITDAC	$308,406	$247,691	$508,907	$404,913
Adjusted EBITDAC margin	36.1%	35.6%	32.9%	32.5%
Adjusted net income	$184,682	$160,554	$292,521	$255,971
Adjusted net income margin	21.6%	23.1%	18.9%	20.5%
Adjusted diluted earnings per share	$0.66	$0.58	$1.05	$0.93

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$172,589	$540,203
Commissions and fees receivable – net	528,561	389,758
Fiduciary cash and receivables	4,474,847	3,739,727
Prepaid incentives – net	9,652	9,219
Other current assets	80,694	109,951
Total current assets	$5,266,343	$4,788,858
NON-CURRENT ASSETS
Goodwill	3,085,182	2,646,676
Customer relationships	1,533,954	1,392,048
Other intangible assets	101,728	83,674
Prepaid incentives – net	14,988	17,442
Equity method investments	96,007	70,877
Property and equipment – net	66,453	50,209
Lease right-of-use assets	134,288	133,256
Deferred tax assets	311,368	448,289
Other non-current assets	15,461	18,589
Total non-current assets	$5,359,429	$4,861,060
TOTAL ASSETS	$10,625,772	$9,649,918
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$195,677	$249,200
Accrued compensation	452,810	486,322
Operating lease liabilities	23,443	22,107
Tax Receivable Agreement liabilities	24,988	—
Short-term debt and current portion of long-term debt	61,688	51,732
Fiduciary liabilities	4,474,847	3,739,727
Total current liabilities	$5,233,453	$4,549,088
NON-CURRENT LIABILITIES
Accrued compensation	66,712	49,362
Operating lease liabilities	157,416	159,231
Long-term debt	3,410,389	3,231,128
Tax Receivable Agreement liabilities	436,124	436,296
Deferred tax liabilities	41,265	39,922
Other non-current liabilities	98,264	86,606
Total non-current liabilities	$4,210,170	$4,002,545
TOTAL LIABILITIES	$9,443,623	$8,551,633
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 127,108,155 and 125,411,089 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	127	125
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 135,408,269 and 135,456,313 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively)	135	136
Class X common stock (0.001 par value; 0 shares authorized, issued, and outstanding at June 30, 2025; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2024)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2025 and December 31, 2024)	—	—
Additional paid-in capital	479,117	506,258
Retained earnings	115,352	122,939
Accumulated other comprehensive income (loss)	15,355	(1,796)
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$610,086	$627,662
Non-controlling interests	572,063	470,623
Total stockholders’ equity	$1,182,149	$1,098,285
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,625,772	$9,649,918

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$120,316	$158,715
Adjustments to reconcile net income to cash flows provided by operating activities:
Income from equity method investments	(10,093)	(9,328)
Amortization	134,653	58,529
Depreciation	5,527	4,353
Prepaid and deferred compensation expense	23,418	6,355
Non-cash equity-based compensation	39,798	38,205
Amortization of deferred debt issuance costs	4,760	6,436
Amortization of interest rate cap premium	3,477	3,477
Deferred income tax expense	9,502	15,314
Deferred income tax expense from common control reorganization	47,978	—
Loss on Tax Receivable Agreement	356	372
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(98,353)	(79,592)
Accrued interest liability	9,771	(62)
Other current and non-current assets	36,646	4,017
Other current and non-current accrued liabilities	(116,996)	(52,503)
Total cash flows provided by operating activities	$210,760	$154,288
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(565,133)	(214,093)
Capital expenditures	(36,546)	(22,605)
Equity method investment in VSIC	(16,637)	—
Asset acquisitions	(664)	—
Total cash flows used in investing activities	$(618,980)	$(236,698)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on Revolving Credit Facility	680,536	—
Repayments on Revolving Credit Facility	(492,788)	—
Debt issuance costs paid	(2,889)	—
Repayment of term debt	(8,500)	(8,250)
Receipt of contingently returnable consideration	1,927	—
Payment of contingent consideration	(29,252)	—
Tax distributions to non-controlling LLC Unitholders	(34,814)	(44,610)
Receipt of taxes related to net share settlement of equity awards	12,791	4,478
Taxes paid related to net share settlement of equity awards	(14,688)	(4,586)
Class A common stock dividends and Dividend Equivalents paid	(30,510)	(53,022)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(13,580)	(11,250)
Payment of accrued return on Ryan Re preferred units	(167)	(1,965)
Net change in fiduciary liabilities	166,304	191,396
Total cash flows provided by financing activities	$234,370	$72,191
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	11,807	(2,010)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(162,043)	$(12,229)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,680,805	1,756,332
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,518,762	$1,744,103
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$172,589	$612,437
Cash and cash equivalents held in a fiduciary capacity	1,346,173	1,131,666
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,518,762	$1,744,103

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Current period Net commissions and fees revenue	$840,857	$680,248	$1,516,985	$1,218,135
Less: Current period contingent commissions	(27,392)	(5,396)	(57,854)	(29,899)
Less: Revenue attributable to sold businesses	(144)	—	(290)	—
Net commissions and fees revenue excluding contingent commissions	$813,321	$674,852	$1,458,841	$1,188,236

Prior period Net commissions and fees revenue	$680,248	$573,020	$1,218,135	$1,020,533
Less: Prior year contingent commissions	(5,396)	(4,502)	(29,899)	(26,136)
Less: Revenue attributable to sold businesses	(581)	—	(1,120)	—
Prior period Net commissions and fees revenue excluding contingent commissions	$674,270	$568,518	$1,187,116	$994,396

Change in Net commissions and fees revenue excluding contingent commissions	$139,051	$106,334	$271,725	$193,840
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(89,419)	(25,735)	(156,597)	(54,274)
Impact of change in foreign exchange rates	(1,203)	(64)	(952)	(426)
Organic revenue growth (Non-GAAP)	$48,429	$80,535	$114,176	$139,140

Net commissions and fees revenue growth rate (GAAP)	23.6%	18.7%	24.5%	19.4%
Less: Impact of contingent commissions (1)	(3.0)	0.0	(1.6)	0.1
Net commissions and fees revenue excluding contingent commissions growth rate (2)	20.6%	18.7%	22.9%	19.5%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(13.3)	(4.5)	(13.2)	(5.5)
Impact of change in foreign exchange rates (4)	(0.2)	0.0	(0.1)	0.0
Organic Revenue Growth Rate (Non-GAAP)	7.1%	14.2%	9.6%	14.0%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
Compensation and benefits expense	$485,272	$414,049	$915,561	$787,576
Acquisition-related expense	(1,484)	(1,160)	(4,963)	(1,386)
Acquisition related long-term incentive compensation	(9,321)	(2,891)	(17,652)	(1,264)
Restructuring and related expense	—	(3,799)	—	(29,983)
Amortization and expense related to discontinued prepaid incentives	(1,128)	(1,344)	(2,306)	(2,756)
Equity-based compensation	(14,853)	(12,756)	(29,422)	(22,271)
Initial public offering related expense	(5,072)	(8,139)	(10,376)	(15,934)
Adjusted compensation and benefits expense (1)	$453,414	$383,960	$850,842	$713,982
Compensation and benefits expense ratio	56.7%	59.5%	59.2%	63.1%
Adjusted compensation and benefits expense ratio	53.0%	55.2%	55.1%	57.2%
(1)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
General and administrative expense	$107,049	$82,967	$213,109	$158,834
Acquisition-related expense	(13,699)	(15,008)	(27,522)	(23,219)
Restructuring and related expense	—	(4,169)	—	(7,023)
Adjusted general and administrative expense (1)	$93,350	$63,790	$185,587	$128,592
General and administrative expense ratio	12.5%	11.9%	13.8%	12.7%
Adjusted general and administrative expense ratio	10.9%	9.2%	12.0%	10.3%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
Net income	$124,705	$118,038	$120,316	$158,715
Interest expense, net	58,334	31,128	112,842	60,528
Income tax expense	13,026	18,691	68,456	25,117
Depreciation	2,888	2,273	5,527	4,353
Amortization	69,668	30,541	134,653	58,529
Change in contingent consideration (1)	(759)	1,243	(14,801)	1,178
EBITDAC	$267,862	$201,914	$426,993	$308,420
Acquisition-related expense	15,183	16,168	32,485	24,605
Acquisition related long-term incentive compensation	9,321	2,891	17,652	1,264
Restructuring and related expense	—	7,968	—	37,006
Amortization and expense related to discontinued prepaid incentives	1,128	1,344	2,306	2,756
Other non-operating loss (income)	143	233	(234)	1,985
Equity-based compensation	14,853	12,756	29,422	22,271
IPO related expenses	5,072	8,139	10,376	15,934
(Income) from equity method investments	(5,156)	(3,722)	(10,093)	(9,328)
Adjusted EBITDAC	$308,406	$247,691	$508,907	$404,913
Net income margin	14.6%	17.0%	7.8%	12.7%
Adjusted EBITDAC margin	36.1%	35.6%	32.9%	32.5%
(1)For the six months ended June 30, 2025, Change in contingent consideration included a $20.3 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions and business performance.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2025	2024	2025	2024
Total revenue	$855,170	$695,441	$1,545,336	$1,247,487
Net income	$124,705	$118,038	$120,316	$158,715
Income tax expense	13,026	18,691	68,456	25,117
Amortization	69,668	30,541	134,653	58,529
Amortization of deferred debt issuance costs (1)	2,386	3,027	4,760	6,436
Change in contingent consideration	(759)	1,243	(14,801)	1,178
Acquisition-related expense	15,183	16,168	32,485	24,605
Acquisition related long-term incentive compensation	9,321	2,891	17,652	1,264
Restructuring and related expense	—	7,968	—	37,006
Amortization and expense related to discontinued prepaid incentives	1,128	1,344	2,306	2,756
Other non-operating loss (income)	143	233	(234)	1,985
Equity-based compensation	14,853	12,756	29,422	22,271
IPO related expenses	5,072	8,139	10,376	15,934
(Income) from equity method investments	(5,156)	(3,722)	(10,093)	(9,328)
Adjusted income before income taxes (2)	$249,570	$217,317	$395,298	$346,468
Adjusted income tax expense (3)	(64,888)	(56,763)	(102,777)	(90,497)
Adjusted net income	$184,682	$160,554	$292,521	$255,971
Net income margin	14.6%	17.0%	7.8%	12.7%
Adjusted net income margin	21.6%	23.1%	18.9%	20.5%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and six months ended June 30,
2025, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and six months ended June 30, 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100%
of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share of Class A common stock – diluted	$0.38	$0.37	$0.18	$0.49
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.19)	(0.20)	—	(0.26)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.26	0.27	0.26	0.36
Plus: Adjustments to Adjusted net income (3)	0.22	0.15	0.63	0.36
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.66	$0.58	$1.05	$0.93

(Share count in ’000)
Weighted-average shares of Class A common stock outstanding – diluted	274,145	271,219	138,167	270,570
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	—	135,804	—
Plus: Dilutive impact of unvested equity awards (4)	5,275	4,446	5,422	4,821
Adjusted diluted earnings per share diluted share count	279,420	275,665	279,393	275,391
(1)Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended June 30, 2025 and
2024, this removes $52.4 million and $52.2 million of Net income, respectively, on 274.1 million and 271.2 million
Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended
June 30, 2025 and 2024, this removes $1.1 million and $69.9 million of Net income, respectively on 138.2 million and 270.6 million Weighted average shares of Class A common stock outstanding - diluted, respectively. See “Note
9, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. For the three months ended June 30, 2025 and 2024, this includes $72.7 million and $71.3 million of Net income, respectively, on 274.1 million and 271.2 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2025 and 2024, this includes $96.0 million and $95.4 million of Net income, respectively, on 274.0 million and 270.6 million Weighted-average shares of Class
A common stock outstanding - diluted, respectively. For the six months ended June 30, 2025, 135.8 million weighted average outstanding LLC Common Units were considered dilutive and included in the 274.0 million
Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 9, Earnings
Per Share” of the unaudited quarterly consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 274.1 million and 271.2 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended June 30, 2025 and 2024, respectively, and 274.0 million and 270.6 million Weighted-average shares of Class A common stock outstanding - diluted for the six months ended June 30, 2025 and 2024, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards as well as outstanding vested options and vested Class C
Incentive Units is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 9, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended June 30, 2025 and 2024, 5.3 million and 4.4 million shares were added to the calculation, respectively. For the six months ended June 30, 2025 and 2024, 5.4 million and 4.8 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended June 30, 2025
Total Revenue	$2,813,559
Net Income	$191,514
Interest expense, net	210,762
Income tax expense	85,980
Depreciation	10,959
Amortization	233,969
Change in contingent consideration (1)	(38,838)
EBITDAC	$694,346
Acquisition-related expense	77,722
Acquisition related long-term incentive compensation	41,334
Restructuring and related expense	22,691
Amortization and expense related to discontinued prepaid incentives	4,710
Other non-operating loss	12,822
Equity-based compensation	59,189
IPO related expenses	21,399
(Income) from equity method investments	(18,996)
Adjusted EBITDAC (2)	$915,217
Credit adjustments (3)	40,991
Credit Adjusted EBITDAC	$956,208
(1)For the twelve months ended June 30, 2025, Change in contingent consideration included a $45.8 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions and business performance.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators.”
(3)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.